UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
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BULOVA TECHNOLOGIES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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BULOVA TECHNOLOGIES GROUP, INC.

2409 N Falkenburg Road

Tampa, Florida 33619

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Tampa, Florida

November 29, 2013

This information statement has been mailed on or about November 29, 2013 to the stockholders of record on November 1, 2013 (the “Record Date”) of Bulova Technologies Group, Inc., a Florida corporation (the "Company") in connection with certain actions taken by written consent by the majority stockholders of the Company, dated as of November 1, 2013, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be effective on or about December 20, 2013, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Stephen L. Gurba
Chairman of the Board

BULOVA TECHNOLOGIES GROUP, INC.

2409 N Falkenburg Road

Tampa, Florida 33619

INFORMATION STATEMENT

Introductory Statement

Bulova Technologies Group, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 2409 N Falkenburg Road, Tampa, Florida 33619. The Company’s telephone number is (727) 536-6666. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. These actions will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or about November 29, 2013 to the holders of record on November 1, 2013 of the outstanding shares of the Company’s common stock.

General Information

The following action was taken pursuant to the unanimous approval of our Board of Directors and the written consent of a majority of the holders of the Company’s voting stock, dated November 1, 2013, in lieu of a special meeting of the stockholders:

To amend the Company’s Articles of Incorporation to effect a 1-for-200 reverse stock split of the common stock whereby every 200 shares of common stock outstanding will be combined and reduced to one share of common stock and to adjust our authorized number of common shares from 5,000,000,000 to 500,000,000.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action taken pursuant to the consents or authorizations of a majority interest of the shareholders of the Company.

Our Directors and Shareholders holding a majority of our outstanding voting equity securities approved certain corporate matters outlined in this Information Statement, which action is expected to take place on or about December 20, 2013, consisting of the approval to amend the Company’s Articles of Incorporation to effect a 1-for-200 reverse stock split of the common stock whereby every 200 shares of common stock outstanding will be combined and reduced to one share of common stock and to adjust our authorized number of common shares from 5,000,000,000 to 500,000,000.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of preferred and common stock as of record on the close of business on November 1, 2013, (the "Record Date") is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held fifty one and one-half percent (51.5%) of the Company's outstanding voting equity securities have consented to and voted in favor of the Proposal. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting equity securities in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the preferred and common stock, each of whom is entitled to one vote per share. As of the record date, 4,000,000,000 shares of preferred stock, and 4,000,263,290 shares of common stock were issued and outstanding (together, the “Voting Stock”).

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding Voting Stock have consented to and voted in favor of the following Proposal:

1.

TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE A 1-FOR-200 REVERSE SPLIT OF THE COMMON STOCK WHEREBY EVERY 200 SHARES OF COMMON STOCK OUTSTANDING WILL BE COMBINED AND REDUCED TO ONE SHARE OF COMMON STOCK AND TO ADJUST OUR AUTHORIZED NUMBER OF COMMON SHARES FROM 5,000,000,000 TO 500,000,000.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Voting Stock outstanding on the Record Date is required for approval of the Proposal. The holders of a majority of the Voting Stock have voted in favor of the Proposal.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 5,000,000,000 shares of Common Stock, of which 4,300,493,966 shares were issued and outstanding. Holders of both Common and Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional unissued shares of Common Stock or Preferred Stock. As of the Record Date, the Company also had 5,000,000,000 shares of Preferred Stock authorized, of which 4,000,000,000 shares were issued and outstanding.  Each share of Preferred Stock is entitled to one vote equal to those of the Common Stock. The Preferred Stock has no other rights. Therefore, there are a total of 8,000,263,290 shares of Voting Stock of the Company issued and outstanding, each of which is entitled to one (1) vote per share.

Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. They do not vote by separate class, but as a single group.

Each of our officers and directors has consented to and voted in favor of each proposal.  Stephen L. Gurba, either individually and / or as Tenants by the Entirety with his wife, is the holder of 2,000,000,000 shares of the Preferred Stock and 123,000,000 shares of our Common Stock and has consented to and voted in favor of the Proposal.  Fieldstone Affiliates, LLC, is the holder of 800,000,000 shares of the Preferred Stock and has consented to and voted in favor of the Proposal. Harold J. Hoodwin is the holder of 600,000,000 shares of the Preferred Stock and has consented to and voted in favor of the Proposal. David Goose is the holder of 600,000,000 shares of the Preferred Stock and has consented to and voted in favor of the Proposal.  These shares represent, in the aggregate, 51.5 % of the issued and outstanding Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or before the close of business on December 20, 2013.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 1, 2013, with respect to the beneficial ownership of the outstanding Common and Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name and Address of Owner	Amount Owned (1) (4)	Percent of Class (2)	Percent of Voting Stock (3)

Preferred	Stephen L and Evelyn R. Gurba TEN ENT
	3328 Crescent Oaks Blvd Tarpon Springs, FL 34688	2,000,000,000	50.00%	25.00%

Common	Stephen L and Evelyn R. Gurba TEN ENT
	3328 Crescent Oaks Blvd Tarpon Springs, FL 34688	136,052,243	3.40%	1.70%

Common	Stephen L Gurba
	3328 Crescent Oaks Blvd Tarpon Springs, FL 34688	10,000,000.25%		.12%

Preferred	Fieldstone Affiliates, LLC
	PO Box 273369 Boca Raton, FL 33427	800,000,000	20.00%	10.00%

Preferred	Harold J. Hoodwin
	Houston, TX 77096	600,000,000	15.00%	7.50%

Preferred	David Goose
	189 Hammock Oak Circle Debary, FL 32713	600,000,000	15.00%	7.50%

Common	Edward D. Tschiggfrie
	400 Julien Dubuque Drive Dubuque, Iowa 52003	549,348,115	13.73%	6.87%

Common	David J Keehan Trust
	Avon, Ohio 44011	375,000,000	9.37%	4.69%

Common	Jeff Krueger
	3225 Martha Court West West Bend, Wisconsin 53095	299,850,792	7.50%	3.75%

	All Officers and Directors as a group (1 person)	2,146,052,243		26.82%

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) The percentage calculations for each class of stock are in relation to total issued and outstanding quantities of 4,000,000,000 for Preferred Shares and 4,000,263,290 for Common Shares.

(3) The percentage calculations for Voting Stock are in relation to the combined total of all classes of stock issued and outstanding.

(4) The above amounts exclude options and warrants which are held by each of the above holders, which are exercisable within sixty (60) days of their issuance date.

AMENDMENT TO ARTICLES OF INCORPORATION

REVERSE STOCK SPLIT

GENERAL

The Board of Directors and holders of a majority of the outstanding shares of Common Stock have approved a proposal to amend the Company's Articles of Incorporation to effect a 1-for-200 reverse stock split of the Common Stock whereby every 200 shares of Common Stock outstanding will be combined and reduced to one share of Common Stock (the "Recapitalization"). Upon implementation of the Recapitalization the outstanding shares of Common Stock will be reduced by a factor of 1-for-200. However, in connection with this recapitalization, the Company’s authorized number of Common Stock shall be adjusted from 5,000,000,000 to 500,000,000 and the authorized number of Preferred Stock shall stay at 5,000,000,000.

The Reverse Split will not effect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or right upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reserve Split will also not affect the voting rights of the Preferred Stock, nor will it affect the number of Preferred Shares outstanding.

In deciding whether to approve the Recapitalization, the Board considered, among other things, (i) market price of our Common Stock, (ii) number of shares that will be outstanding after the split, (iii) stockholders' equity, (iv) shares of Common Stock available for issuance in the future, and (v) nature of our operations. The Recapitalization will become effective upon filing an Articles of Amendment to our Articles of Incorporation. The form of Articles of Amendment to effect the Recapitalization is attached to this Information Statement as Exhibit A and the following discussion is qualified in its entirety by the full text of the Articles of Amendment.

Purposes of the Recapitalization

The Board believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board believes that the anticipated higher market price resulting from the Recapitalization may reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. There is no assurance that the recapitalization will in fact result in a higher trading price for our Common Stock. Our board also believes the Recapitalization is necessary so that we have sufficient authorized shares to account for our fully diluted equity securities for all outstanding employee equity incentive arrangements and warrants.

Potential Risks of the Recapitalization

There can be no assurance that the bid price of the Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Recapitalization. Accordingly, the total market capitalization of our Common Stock after the proposed Recapitalization may be lower than the total market capitalization before the proposed Recapitalization.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Recapitalization. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Recapitalization will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock. Furthermore, the additional authorized, but unissued shares create the potential for additional dilution to existing shareholders, as the Company will have the ability to issue additional shares of Common Stock. Additional issuances will decrease the percentage of shares of outstanding Common Stock held by our existing shareholders. Any decrease in ownership percentage would also decrease current shareholder voting interests.

The Recapitalization has anti-takeover effects and increases the voting control of Mr. Gurba and the other holders of our Preferred Stock because their relative voting percentage will be increased since we are not adjusting the number of shares of our outstanding Preferred Stock. After the Recapitalization, the holders of our Preferred Stock would control voting rights for approximately 98% of our outstanding voting equity securities. Thus, the holders of our Preferred Stock are in a position to control and exert substantial influence over our business and operations, including but not limited to the election of directors and any decisions regarding sales or dispositions of a substantial amount of our assets or a merger with another company.

Principal Effects of Recapitalization

Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of our Common Stock under the Exchange Act.

After the effective date of the Recapitalization, each common stockholder will own fewer shares of our Common Stock. However, the Recapitalization will affect all of our Common Stock stockholders uniformly and will not affect any stockholder's Common Stock percentage ownership interest in the Company, except to the extent that the Recapitalization results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Recapitalization other than as a result of the rounding of fractional shares as described below. Furthermore, the number of stockholders of record will not be affected by the Recapitalization.

The Recapitalization is likely to result in some stockholders owning "odd-lots" of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares. In addition, the ratio of shares of Common Stock available for issuance to shares of Common Stock issued and outstanding would increase upon the effectuation of the Recapitalization. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance if the Recapitalization is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Currently we are authorized to issue a total of 5,000,000,000 shares of Common Stock and 5,000,000,000 shares of preferred stock. We have 4,300,493,966 shares of Common Stock issued and outstanding and approximately 13,928,315,392 reserved for future issuance for employee equity incentive arrangements and upon the exercise of outstanding options. After the Recapitalization a total of 500,000,000 shares of Common Stock will be authorized. With a 1-for-200 reverse split, the proposed Recapitalization would reduce the number of shares of Common Stock issued and outstanding as of the Record Date to approximately 21,502,470 shares of Common Stock, with approximately 69,641,576 shares reserved for issuance upon the exercise of outstanding warrants and options and for employee equity incentive arrangements. With a 1-for-200 reverse split, approximately 408,855,954 shares of Common Stock shall be authorized and unissued, unallocated and unreserved for future issuance.

The following table depicts, by way of example, the effect of the Recapitalization, assuming exchange ratios with respect to the reverse stock split within the 1-for-200, on the number of shares of Common Stock outstanding, the number of shares of Common Stock reserved for future issuance (excluding shares authorized but unreserved under the Plans, as amended), and the number of authorized but unissued shares of Common Stock that would be available for issuance. No further shareholder approval will be required under Florida law for the issuance of the additional authorized but unissued shares. The figures in the table do not take into consideration adjustments resulting from the rounding up of fractional shares or certain other potential adjustments under the terms of the securities.

Reserve Split Split Ratio	Common Stock Outstanding	Shares Reserved for Issuance	Shares Available for Issuance
1-for-200	21,502,470	69,641,576	408,855,954

Options, Warrants and Notes

All outstanding options, warrants and notes and other securities entitling holders to purchase or acquire shares of our Common Stock will be adjusted as a result of the Recapitalization, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument will be reduced, and the exercise or conversion price per share, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

Rounding of Fractional Shares

No fractional shares of Common Stock will be issued as a result of proposed Recapitalization, nor will stockholders who otherwise would be entitled to receive fractional shares receive cash for such fractional shares. Instead, any fractional shares shall be rounded up to the nearest whole share.

Implementation and Exchange of Stock Certificates

On or after the 20th day following the mailing of the Information Statement and at the discretion of the Board, we will file an amendment to our Articles of Incorporation with the Florida Secretary of State. The Recapitalization will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the Effective Date.

As of the effective date of the Recapitalization, each certificate representing shares of our Common Stock before the Recapitalization would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Recapitalization, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other convertible securities would also be automatically adjusted on the effective date.

Shareholders are not required to take any further actions to effect the exchange of their shares. Each certificate representing shares before the Recapitalization will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate. The Company is not requiring a mandatory exchange of stock certificates. Stockholders may transmit their stock certificates to the Company's transfer agent, ComputerShare, Inc., at 350 Indiana Street, Suite 750, Golden, CO 80401 in exchange for a new certificate reflecting the Recapitalization. Service charges may be payable by any holder who chooses to exchange his/her certificate. Stockholders who determine not to exchange their stock certificate at this time will receive a new certificate reflecting the Recapitalization upon any future sale or transfer of the Company's stock to which they are a party.

No Appraisal Rights

In connection with the approval of the Recapitalization, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Florida law or our Articles of Incorporation or bylaws. In connection with the approval of the Recapitalization, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Florida law or our Articles of Incorporation or bylaws.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Recapitalization. This discussion does not address the tax consequences of transactions effectuated prior to or after the Recapitalization, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Recapitalization shares for post-Recapitalization shares. The aggregate tax basis of the post-Recapitalization shares received in the Recapitalization will be the same as the stockholder's aggregate tax basis in the pre-Recapitalization shares exchanged therefor. The stockholder's holding period for the post-Recapitalization shares will include the period during which the stockholder held the pre-Recapitalization shares surrendered in the Recapitalization. We should not recognize any gain or loss as a result of the Recapitalization.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECAPITALIZATION, INCLUDING THE APPLICABILITY IN EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given orally by phoning the Company's head office at (727) 536-6666 or by mail to 2409 N. Falkenburg Road, Tampa, Florida 33619.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-K and 10-0, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

BULOVA TECHNOLOGIES GROUP, INC.
Stephen L. Gurba
Chairman of the Board

EXHIBIT A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

BULOVA TECHNOLOGIES GROUP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of Bulova Technologies Group, Inc., a Florida corporation (the "Corporation”), bearing Document Number_______, does hereby submit these Articles of Amendment for the purpose of amending the Corporation's Articles of Incorporation as follows:

Article IV of the Corporation’s Articles of Incorporation shall be amended in its entirety to read as follows:

ARTICLE IV – Capital Stock

This Corporation shall be authorized to issue two (2) class of capital stock to be designated respectively preferred stock (“Preferred Stock”), and common stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000 shares at $.000001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 500,000,000 at $0.001 par value per share.

On the date of filing of this Articles of Amendment with the Secretary of State of the State of Florida, every two hundred (200) issued and outstanding shares of the Corporation’s previously authorized Common Stock, par value $0.0001 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on November 1, 2013, holding a stock certificate or certifications that represented shares of Old Common Stock shall receive, upon surrender of stock certificates of certifications, a new certificate or certifications evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of the aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share. The record date of this reverse 1-for-200 stock split shall be November 1, 2013. The authorized shares of the Corporation, as set forth above shall not be affected by any reverse split or division of the shares of any class of shares.

Each share of Common Stock and each share of Preferred Stock shall be entitled to one (1) vote. The holders of the Common Stock and Preferred Stock shall vote together as one class and not as separate classes or series. Other than the right to one (1) vote per share, the Preferred Stock shall have no dividend rights, liquidation preference, redemption rights, conversion rights or other preferences.

The capital of the Corporation will not be reduced under or by reason of this Amendment.

The foregoing amendment was adopted by unanimous written consent of the board of directors, dated November 1, 2013 and by written consent of the holders of a majority of the issued and outstanding Common Stock of the Corporation effective November 1, 2013. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on December __, 2013.

Stephen L. Gurba
President and Chief Executive Officer